Exhibit 99.1
Post Holdings Reports Results for the Third Quarter of Fiscal Year 2015; Raises Fiscal 2015 Adjusted EBITDA Guidance
St. Louis, Missouri - August 6, 2015 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, reported results today for the fiscal quarter ended June 30, 2015.
Highlights:

•	Net sales of $1,211.8 million; Adjusted EBITDA of $187.5 million

•	Completed the acquisition of MOM Brands on May 4, 2015

•	Raises fiscal 2015 Adjusted EBITDA guidance to between $635.0 million and $650.0 million
Third Quarter Consolidated Operating Results
Third quarter net sales were $1,211.8 million, an increase of $578.8 million, or 91.4%, compared to the prior year. The sales increase was driven by businesses acquired after June 30, 2014 and the lapping of partial period results in third quarter 2014 from Michael Foods, acquired on June 2, 2014. On a comparable basis, net sales increased 3.1%, or $38.2 million, over the same period in fiscal 2014.
Gross profit increased $167.9 million to $316.5 million for the third quarter compared to the prior year. Selling, general and administrative (SG&A) expenses for the third quarter were $193.3 million or 16.0% of net sales and included $5.4 million of transaction expenses, as well as $10.7 million of expenses which were primarily associated with the closure of the Parsippany, New Jersey office.
Adjusted EBITDA was $187.5 million for the third quarter, up $99.7 million compared to the prior year, primarily driven by businesses acquired after June 30, 2014 and the lapping of partial period results in third quarter 2014 from Michael Foods. Organically, Adjusted EBITDA grew in each of Post’s businesses, except Dymatize.
Other operating expenses, net were $5.2 million for the third quarter and primarily related to adjustments to the carrying value of facilities and other assets which were classified as held for sale. Other income was $41.9 million for the third quarter and related to non-cash mark-to-market adjustments on interest rate swaps.
Net earnings available to common shareholders were $19.8 million, or $0.33 per diluted common share, for the third quarter. Adjusted net earnings available to common shareholders were $16.3 million, or $0.27 per diluted common share. Weighted-average diluted common shares outstanding was 60.8 million shares for third quarter 2015 compared to 42.6 million for the prior year quarter. The increase resulted from common stock issuances in fiscal 2014 and fiscal 2015 of 12.1 million and 9.9 million, respectively. Additionally, diluted shares outstanding includes 5.8 million shares related to Post’s tangible equity units which are calculated on an “if-converted” basis.
Nine Month Consolidated Operating Results
Net sales for the nine months ended June 30, 2015 were $3,338.4 million, an increase of $1,970.4 million, or 144.0%, compared to the prior year. Gross profit increased $448.6 million to $841.1 million compared to the prior year period.
SG&A expenses for the nine month period were $536.9 million or 16.1% of net sales and included $12.1 million of transaction expenses. SG&A was negatively impacted by $15.3 million of expenses primarily associated with the closures of the Parsippany, New Jersey office and the Boise, Idaho manufacturing facility.
Adjusted EBITDA was $464.3 million for the nine month period, up $257.1 million compared to the prior year period.
Other operating expenses, net were $28.4 million for the nine month period and primarily related to adjustments to the carrying value of facilities and other assets which were classified as held for sale. Other expense was $41.5 million for the nine month period and related to non-cash mark-to-market adjustments on interest rate swaps.

For the nine months ended June 30, 2015, the net loss attributable to common shareholders was ($55.5) million, or ($1.02) per diluted common share. Adjusted net earnings available to common shareholders were $37.1 million, or $0.66 per diluted common share.
Segment Results
Effective as of the quarter ended June 30, 2015, Post has changed its reportable segments to the following: Post Consumer Brands, Michael Foods Group, Active Nutrition and Private Brands. See the supplemental segment information table presented later in this release which lists the segments in which each of Post’s recently acquired businesses is reported. Also, see the historical segment information tables presented later in this release for the presentation aligned with Post’s segment reporting structure as described above.
Post Consumer Brands
Post Consumer Brands includes the Post Foods and MOM Brands ready-to-eat cereal businesses.
Net sales were $356.9 million for the third quarter, up $118.7 million over the reported prior year third quarter. On a comparable basis, net sales were up 1.4%, or $5.8 million, over the same period in fiscal 2014, with Post Foods sales down 2.7% and MOM Brands sales up 6.8%. Segment profit was $51.6 million and $44.8 million for third quarter 2015 and 2014, respectively. Segment Adjusted EBITDA was $90.1 million and $57.8 million for third quarter 2015 and 2014, respectively. Segment profit for third quarter 2015 was negatively impacted by an inventory adjustment of $17.0 million resulting from acquisition accounting.
For the nine months ended June 30, 2015, net sales were $818.3 million, up $103.7 million over the reported prior year period. Segment profit was $140.0 million, compared to $126.4 million in the prior year period. Segment Adjusted EBITDA was $202.7 million, compared to $165.3 million in the prior year period. Segment profit for the nine months ended June 30, 2015 was negatively impacted by an inventory adjustment of $17.0 million resulting from acquisition accounting.
Michael Foods Group
Michael Foods Group includes the predominantly foodservice and food ingredient egg, potato and pasta businesses and the retail cheese business.
Net sales were $564.7 million for the third quarter, up $352.0 million over the reported prior year third quarter. On a comparable basis, net sales were up 0.9%, or $5.0 million, over the same period in fiscal 2014. As a result of aggressive cost management, pricing actions and close supply chain collaboration, the impact of the recent avian influenza outbreak on third quarter financial results for the Michael Foods egg business was mitigated.
Egg products sales were up 1.8%, on a comparable basis, with volume down 5.5%. Refrigerated potato products sales were down 4.8%, on a comparable basis, with volume down 11.9%. Pasta products sales were up 11.2%, with volume up 2.3%. Cheese and other dairy case products sales were down 7.8%, on a comparable basis, with volume down 4.3%.
Segment profit (loss) was $48.4 million and ($9.6) million for third quarter 2015 and 2014, respectively. Segment Adjusted EBITDA was $81.2 million and $22.6 million for the third quarter 2015 and 2014, respectively.
For the nine months ended June 30, 2015, net sales were $1,714.3 million, up $1,434.9 million over the reported prior year period. Segment profit was $130.3 million, compared to a loss of ($10.8) million in the prior year period. Segment Adjusted EBITDA was $231.3 million, compared to $30.7 million in the prior year period.
Active Nutrition
Active Nutrition includes the protein shakes, bars and powders and nutritional supplement products of the PowerBar, Premier Protein and Dymatize brands.
Net sales were $153.8 million for the third quarter, up $67.1 million over the reported prior year third quarter. On a comparable basis, net sales were up 17.0%, or $22.3 million, over the same period in fiscal 2014. Segment profit (loss) was $7.9 million and ($2.5) million for third quarter 2015 and 2014, respectively. Segment Adjusted EBITDA was $15.5 million and $5.0 million for third quarter 2015 and 2014, respectively.
For the nine months ended June 30, 2015, net sales were $418.8 million, up $224.3 million over the reported prior year period. Segment profit (loss) was ($2.9) million, compared to $1.9 million in the prior year period. Segment Adjusted EBITDA was $24.3 million, compared to $17.5 million in the prior year period. Segment profit for the nine months ended June 30, 2015 was negatively impacted by an inventory adjustment of $1.9 million resulting from acquisition accounting.

Private Brands
Private Brands primarily includes nut butters, nut and dried fruit snacks and granola businesses.
Net sales were $136.7 million for the third quarter, up $41.1 million over the reported prior year third quarter. On a comparable basis, net sales were up 4.0%, or $5.2 million, over the same period in fiscal 2014, with nut butters and nut and dried fruit snacks up 1.5% and granola, cereal and snacks up 15.2%. Segment profit was $10.5 million and $5.0 million for third quarter 2015 and 2014, respectively. Segment Adjusted EBITDA was $17.5 million and $10.2 million for third quarter 2015 and 2014, respectively.
For the nine months ended June 30, 2015, net sales were $389.4 million, up $209.4 million over the reported prior year period. Segment profit was $27.8 million, compared to $11.5 million in the prior year period. Segment Adjusted EBITDA was $48.7 million, compared to $23.5 million in the prior year period. Segment profit for the nine months ended June 30, 2015 was negatively impacted by an inventory adjustment of $1.3 million resulting from acquisition accounting.
Interest and Income Tax
Net interest expense was $65.0 million for the third quarter compared to $57.0 million for the prior year quarter. For the nine months ended June 30, 2015, net interest expense was $184.9 million, compared to $123.3 million for the nine months ended June 30, 2014. The increase for both the quarter and the nine month period was driven by the issuance of approximately $2.4 billion in incremental debt in fiscal year 2014 and $700 million in incremental debt in fiscal year 2015.
Income tax expense was $34.2 million in the third quarter of fiscal 2015, compared to a benefit of ($20.7) million in the third quarter of fiscal 2014. The effective income tax rate was 58.8% for the third quarter of fiscal 2015, compared to 37.1% for the third quarter of fiscal 2014. For the nine months ended June 30, 2015, the income tax benefit was ($11.7) million, an effective income tax rate of 21.5%, compared to a benefit of ($41.4) million and an effective income tax rate of 42.6% for the nine months ended June 30, 2014.
Outlook
As a result of better than expected results in the third quarter and expected continued strength in the fourth quarter, Post management has raised its fiscal 2015 Adjusted EBITDA guidance range to be between $635.0 million and $650.0 million, from between $585.0 million and $610.0 million. Post’s Adjusted EBITDA guidance incorporates the net impact of previous disruptions on Post’s Michael Foods egg business as a result of past avian influenza outbreaks and assumes no additional avian influenza outbreaks.
Post management expects fiscal 2015 capital expenditures to be between $110.0 million and $120.0 million. This reflects approximately $35.0 million related to growth activities, mostly at Michael Foods. Maintenance capital expenditures are expected to be between $75.0 million and $85.0 million.
Use of Non-GAAP Measures
Certain financial measures in this release are non-GAAP measures, including Adjusted EBITDA. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends. These measures may not be comparable to similarly-titled measures of other companies. See the tables provided in this release for reconciliations to the most directly comparable GAAP financial measures.
Conference Call to Discuss Earnings Results and Outlook
The Company will host a conference call on Friday, August 7, 2015 at 9:00 a.m. Eastern Time. During the call, Robert V. Vitale, President and Chief Executive Officer, and Jeff A. Zadoks, Senior Vice President and Chief Financial Officer, will discuss financial results for the third quarter of fiscal year 2015 and fiscal year 2015 outlook and respond to questions.
Interested parties may join the conference call by dialing (877) 540-0891 in the United States and (678) 408-4007 from outside the United States. The conference identification number is 81064864. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of the Company’s website at www.postholdings.com.
A replay of the conference call will be available through Friday, August 14, 2015, by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside the United States and using the conference identification number 81064864. A webcast replay will also be available for a limited period on the Company’s website in the Investor Relations section.

Forward-Looking Statements
Certain matters discussed in this release and on the conference call are forward-looking statements, including our Adjusted EBITDA outlook for fiscal 2015 and the assumptions related to avian influenza; and our capital expenditures expectations, including expectations for growth activities and maintenance. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include our ability to realize the synergies contemplated by the acquisition of MOM Brands, including expected timing and our ability to recognize the benefits of the closure of the Parsippany, New Jersey office; our ability to promptly and effectively integrate the MOM Brands business; our high leverage and substantial debt, including covenants that restrict the operation of our business; our ability to service outstanding debt or obtain additional financing, including secured and unsecured debt; the recent avian influenza outbreak in the U.S. Midwest; our ability to continue to compete in our product markets and our ability to retain market position; our ability to identify and complete acquisitions, manage growth and integrate acquisitions; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that our products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate and respond to changes in consumer preferences and trends; changes in economic conditions and consumer demand for our products; disruptions in the U.S. and global capital and credit markets; labor strikes, work stoppages or unionization efforts; legal and regulatory factors, including changes in advertising and labeling laws, food safety and laws and regulations governing animal feeding operations; our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales; the ultimate impact litigation may have on us, including the lawsuit (to which Michael Foods is a party) alleging violations of federal and state antitrust laws in the egg industry; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; our ability to recognize the expected benefits of the closing of the Modesto, California and Boise, Idaho manufacturing facilities; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to qualified pension plans; loss of key employees; our ability to protect our intellectual property; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; our ability to successfully operate international operations in compliance with applicable laws and regulations; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, private label, refrigerated and active nutrition food categories. Through its Post Consumer Brands business, Post is a leader in the ready-to-eat cereal category and offers a broad portfolio that includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, Frosted Mini Spooners®, Golden Puffs®, Cinnamon Toasters®, Fruity Dyno-Bites®, Cocoa Dyno-Bites®, Berry Colossal Crunch® and Malt-O-Meal® hot wheat cereal. Post’s Michael Foods Group supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the foodservice, food ingredient and private label retail channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post’s active nutrition platform aids consumers in adopting healthier lifestyles through brands such as PowerBar®, Premier Protein® and Dymatize®. Post’s Private Brands Group manufactures private label peanut butter and other nut butters, dried fruits, baking and snacking nuts, cereal and granola. For more information, visit www.postholdings.com.
Contact:
Investor Relations
Brad Harper
brad.harper@postholdings.com
(314) 644-7626

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

Net Sales	$1,211.8	$633.0	$3,338.4	$1,368.0
Cost of goods sold	895.3	484.4	2,497.3	975.5
Gross Profit	316.5	148.6	841.1	392.5

Selling, general and administrative expenses	193.3	119.9	536.9	320.3
Amortization of intangible assets	36.7	20.4	103.9	38.8
Other operating expenses, net	5.2	0.3	28.4	0.5
Operating Profit	81.3	8.0	171.9	32.9

Interest expense, net	65.0	57.0	184.9	123.3
Other (income) expense	(41.9)	6.8	41.5	6.8
Earnings (Loss) before Income Taxes	58.2	(55.8)	(54.5)	(97.2)
Income tax expense (benefit)	34.2	(20.7)	(11.7)	(41.4)
Net Earnings (Loss)	24.0	(35.1)	(42.8)	(55.8)
Preferred stock dividends	(4.2)	(4.2)	(12.7)	(11.1)
Net Earnings (Loss) Available to Common Shareholders	$19.8	$(39.3)	$(55.5)	$(66.9)

Net Earnings (Loss) per Common Share:
Basic	$0.34	$(0.92)	$(1.02)	$(1.84)
Diluted	$0.33	$(0.92)	$(1.02)	$(1.84)

Weighted-Average Common Shares Outstanding:
Basic	58.9	42.6	54.4	36.3
Diluted	60.8	42.6	54.4	36.3

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	June 30, 2015	September 30, 2014
ASSETS
Current Assets
Cash and cash equivalents	$274.3	$268.4
Restricted cash	10.7	84.8
Receivables, net	399.2	413.7
Inventories	491.3	380.7
Deferred income taxes	22.8	27.0
Prepaid expenses and other current assets	71.0	44.4
Total Current Assets	1,269.3	1,219.0

Property, net	1,344.6	831.9
Goodwill	3,142.1	2,886.7
Other intangible assets, net	3,019.1	2,643.0
Other assets	84.6	150.5
Total Assets	$8,859.7	$7,731.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$32.1	$25.6
Accounts payable	258.2	225.0
Other current liabilities	295.3	269.3
Total Current Liabilities	585.6	519.9

Long-term debt	4,495.9	3,830.5
Deferred income taxes	871.5	915.1
Other liabilities	237.7	182.4
Total Liabilities	6,190.7	5,447.9

Shareholders’ Equity
Preferred stock	0.1	0.1
Common stock	0.6	0.5
Additional paid-in capital	3,130.7	2,669.3
Accumulated deficit	(348.5)	(305.7)
Accumulated other comprehensive loss	(60.5)	(27.6)
Treasury stock, at cost	(53.4)	(53.4)
Total Shareholders’ Equity	2,669.0	2,283.2
Total Liabilities and Shareholders’ Equity	$8,859.7	$7,731.1

SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited)
(in millions)

	Nine Months Ended June 30,
	2015	2014
Cash provided by (used in):
Operating activities	$261.7	$74.5
Investing activities, including capital expenditures of $74.3 and $78.7	(1,238.7)	(3,587.6)
Financing activities	984.2	3,495.3
Effect of exchange rate changes on cash and cash equivalents	(1.3)	(6.9)
Net increase (decrease) in cash and cash equivalents	$5.9	$(24.7)

SEGMENT INFORMATION (Unaudited)
(in millions)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Net Sales
Post Consumer Brands	$356.9	$238.2	$818.3	$714.6
Michael Foods Group	564.7	212.7	1,714.3	279.4
Active Nutrition	153.8	86.7	418.8	194.5
Private Brands	136.7	95.6	389.4	180.0
Eliminations	(0.3)	(0.2)	(2.4)	(0.5)
Total	$1,211.8	$633.0	$3,338.4	$1,368.0
Segment Profit (Loss)
Post Consumer Brands	$51.6	$44.8	$140.0	$126.4
Michael Foods Group	48.4	(9.6)	130.3	(10.8)
Active Nutrition	7.9	(2.5)	(2.9)	1.9
Private Brands	10.5	5.0	27.8	11.5
Total segment profit	118.4	37.7	295.2	129.0
General corporate expenses and other	37.1	29.7	123.3	96.1
Interest expense	65.0	57.0	184.9	123.3
Other expense, net	(41.9)	6.8	41.5	6.8
Earnings (Loss) before Income Taxes	$58.2	$(55.8)	$(54.5)	$(97.2)

SUPPLEMENTAL SEGMENT INFORMATION
Results include three acquisitions completed in fiscal 2015 and four acquisitions completed in fiscal 2014. Each acquired business is included in results as of its respective closing date as listed below:

Business	Segment	Acquisition Date
Dakota Growers Pasta Company	Michael Foods Group	January 1, 2014
Golden Boy Foods	Private Brands	February 1, 2014
Dymatize Enterprises	Active Nutrition	February 1, 2014
Michael Foods	Michael Foods Group	June 2, 2014
PowerBar and Musashi and related assets	Active Nutrition	October 1, 2014
American Blanching Company	Private Brands	November 1, 2014
MOM Brands Company	Post Consumer Brands	May 4, 2015

RECONCILIATION OF NET EARNINGS (LOSS) TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Net Earnings (Loss)	$24.0	$(35.1)	$(42.8)	$(55.8)
Income tax expense (benefit)	34.2	(20.7)	(11.7)	(41.4)
Interest expense, net	65.0	57.0	184.9	123.3
Depreciation and amortization, including accelerated depreciation	70.4	42.7	196.7	93.9
Non-cash stock-based compensation	3.5	3.6	20.2	11.0
Transaction costs	5.4	12.4	12.1	26.3
Integration costs	4.4	2.9	9.3	4.2
Restructuring and plant closure costs	10.7	0.3	15.3	3.8
Non-cash mark-to-market adjustments and settlements on interest rate swaps	(41.9)	6.8	41.5	6.8
Loss on assets held for sale	4.9	—	27.4	—
Gain on change in fair value of acquisition earn-out	—	(2.1)	(0.7)	(2.1)
Losses on hedge of purchase price of foreign currency denominated acquisitions	—	—	—	13.1
Legal settlement	—	—	—	(2.0)
Mark-to-market adjustments on commodity hedges	(9.7)	2.0	(11.1)	0.5
Inventory valuation adjustments on acquired businesses	17.0	17.7	20.2	25.0
Gain from insurance proceeds	—	—	(1.0)	—
Foreign currency (gain) loss on intercompany loans	(0.5)	—	3.6	—
Purchase price adjustment	—	—	(0.2)	—
Spin-Off costs/post Spin-Off non-recurring costs	0.1	0.3	0.6	0.6
Adjusted EBITDA	$187.5	$87.8	$464.3	$207.2
Adjusted EBITDA as a percentage of Net Sales	15.5%	13.9%	13.9%	15.1%

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED JUNE 30, 2015
(in millions)

	Post Consumer Brands	Michael Foods Group	Active Nutrition	Private Brands	Corporate/ Other	Total
Segment Profit	$51.6	$48.4	$7.9	$10.5	$—	$118.4
General corporate expenses and other	—	—	—	—	(37.1)	(37.1)
Operating Profit	51.6	48.4	7.9	10.5	(37.1)	81.3
Depreciation and amortization, including accelerated depreciation	19.4	35.7	6.8	6.3	2.2	70.4
Non-cash stock-based compensation	—	—	—	—	3.5	3.5
Transaction costs	0.1	—	—	—	5.3	5.4
Integration costs	3.0	—	0.7	0.7	—	4.4
Restructuring and plant closure costs	—	—	—	—	10.7	10.7
Loss on assets held for sale	—	—	—	—	4.9	4.9
Mark-to-market adjustments on commodity hedges	(1.0)	(2.4)	—	—	(6.3)	(9.7)
Inventory valuation adjustments on acquired businesses	17.0	—	—	—	—	17.0
Foreign currency (gain) loss on intercompany loans	—	(0.5)	0.1	—	(0.1)	(0.5)
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	—	0.1	0.1
Adjusted EBITDA	$90.1	$81.2	$15.5	$17.5	$(16.8)	$187.5
Adjusted EBITDA as a percentage of Net Sales	25.2%	14.4%	10.1%	12.8%	—	15.5%

RECONCILIATION OF SEGMENT PROFIT (LOSS) TO ADJUSTED EBITDA (Unaudited)
NINE MONTHS ENDED JUNE 30, 2015
(in millions)

	Post Consumer Brands	Michael Foods Group	Active Nutrition	Private Brands	Corporate/ Other	Total
Segment Profit (Loss)	$140.0	$130.3	$(2.9)	$27.8	$—	$295.2
General corporate expenses and other	—	—	—	—	(123.3)	(123.3)
Operating Profit (Loss)	140.0	130.3	(2.9)	27.8	(123.3)	171.9
Depreciation and amortization, including accelerated depreciation	43.6	108.8	20.6	18.8	4.9	196.7
Non-cash stock-based compensation	—	—	—	—	20.2	20.2
Transaction costs	0.1	—	—	—	12.0	12.1
Integration costs	3.0	—	4.2	0.7	1.4	9.3
Restructuring and plant closure costs	—	—	—	—	15.3	15.3
Loss on assets held for sale	—	—	—	—	27.4	27.4
Gain on change in fair value of acquisition earn-out	—	—	—	—	(0.7)	(0.7)
Mark-to-market adjustments on commodity hedges	(1.0)	(8.5)	—	—	(1.6)	(11.1)
Inventory valuation adjustments on acquired businesses	17.0	—	1.9	1.3	—	20.2
Gain from insurance proceeds	—	(1.0)	—	—	—	(1.0)
Foreign currency loss on intercompany loans	—	1.7	0.5	0.1	1.3	3.6
Purchase price adjustment	—	—	—	—	(0.2)	(0.2)
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	—	0.6	0.6
Adjusted EBITDA	$202.7	$231.3	$24.3	$48.7	$(42.7)	$464.3
Adjusted EBITDA as a percentage of Net Sales	24.8%	13.5%	5.8%	12.5%	—	13.9%

RECONCILIATION OF SEGMENT PROFIT (LOSS) TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED JUNE 30, 2014
(in millions)

	Post Consumer Brands	Michael Foods Group	Active Nutrition	Private Brands	Corporate/ Other	Total
Segment Profit (Loss)	$44.8	$(9.6)	$(2.5)	$5.0	$—	$37.7
General corporate expenses and other	—	—	—	—	(29.7)	(29.7)
Operating Profit (Loss)	44.8	(9.6)	(2.5)	5.0	(29.7)	8.0
Depreciation and amortization, including accelerated depreciation	13.0	15.3	5.5	5.2	3.7	42.7
Non-cash stock-based compensation	—	—	—	—	3.6	3.6
Transaction costs	—	—	0.1	—	12.3	12.4
Integration costs	—	—	—	—	2.9	2.9
Restructuring and plant closure costs	—	—	—	—	0.3	0.3
Gain on change in fair value of acquisition earn-out	—	—	—	—	(2.1)	(2.1)
Mark-to-market adjustments on commodity hedges	—	1.1	—	—	0.9	2.0
Inventory valuation adjustments on acquired businesses	—	15.8	1.9	—	—	17.7
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	—	0.3	0.3
Adjusted EBITDA	$57.8	$22.6	$5.0	$10.2	$(7.8)	$87.8
Adjusted EBITDA as a percentage of Net Sales	24.3%	10.6%	5.8%	10.7%	—	13.9%

RECONCILIATION OF SEGMENT PROFIT (LOSS) TO ADJUSTED EBITDA (Unaudited)
NINE MONTHS ENDED JUNE 30, 2014
(in millions)

	Post Consumer Brands	Michael Foods Group	Active Nutrition	Private Brands	Corporate/ Other	Total
Segment Profit (Loss)	$126.4	$(10.8)	$1.9	$11.5	$—	$129.0
General corporate expenses and other	—	—	—	—	(96.1)	(96.1)
Operating Profit (Loss)	126.4	(10.8)	1.9	11.5	(96.1)	32.9
Depreciation and amortization, including accelerated depreciation	38.9	20.5	11.4	10.8	12.3	93.9
Non-cash stock-based compensation	—	—	—	—	11.0	11.0
Transaction costs	—	—	0.3	—	26.0	26.3
Integration costs	—	—	—	—	4.2	4.2
Restructuring and plant closure costs	—	—	—	—	3.8	3.8
Gain on change in fair value of acquisition earn-out	—	—	—	—	(2.1)	(2.1)
Losses on hedge of purchase price of foreign currency denominated acquisition	—	—	—	—	13.1	13.1
Legal settlement	—	—	—	—	(2.0)	(2.0)
Mark-to-market adjustments on commodity hedges	—	1.1	—	—	(0.6)	0.5
Inventory valuation adjustments on acquired businesses	—	19.9	3.9	1.2	—	25.0
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	—	0.6	0.6
Adjusted EBITDA	$165.3	$30.7	$17.5	$23.5	$(29.8)	$207.2
Adjusted EBITDA as a percentage of Net Sales	23.1%	11.0%	9.0%	13.1%	—	15.1%

RECONCILIATION OF NET EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS
TO ADJUSTED NET EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (Unaudited)
(in millions, except per share data)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Net Earnings (Loss) Available to Common Shareholders	$19.8	$(39.3)	$(55.5)	$(66.9)

Adjustments:
Transaction costs	5.4	12.4	12.1	26.3
Integration costs	4.4	2.9	9.3	4.2
Restructuring and plant closure costs, including accelerated depreciation	11.7	2.4	16.3	10.6
Non-cash mark-to-market adjustments and settlements on interest rate swaps	(41.9)	6.8	41.5	6.8
Loss on assets held for sale	4.9	—	27.4	—
Gain on change in fair value of acquisition earn-out	—	(2.1)	(0.7)	(2.1)
Losses on hedge of purchase price of foreign currency denominated acquisition	—	—	—	13.1
Legal settlement	—	—	—	(2.0)
Mark-to-market adjustments on commodity hedges	(9.7)	2.0	(11.1)	0.5
Inventory valuation adjustments on acquired businesses	17.0	17.7	20.2	25.0
Gain from insurance proceeds	—	—	(1.0)	—
Foreign currency (gain) loss on intercompany loans	(0.5)	—	3.6	—
Purchase price adjustment	—	—	(0.2)	—
Spin-Off costs/post Spin-Off non-recurring costs	0.1	0.3	0.6	0.6
Total Net Adjustments	(8.6)	42.4	118.0	83.0
Income tax effect on adjustments	5.1	(15.7)	(25.4)	(35.4)
Adjusted Net Earnings (Loss) Available to Common Shareholders	$16.3	$(12.6)	$37.1	$(19.3)

Weighted-Average Shares Outstanding - Diluted	60.8	42.6	56.1	36.3

Adjusted Diluted Net Earnings (Loss) per Common Share	$0.27	$(0.30)	$0.66	$(0.53)

HISTORICAL SEGMENT INFORMATION (Unaudited)
(in millions)

Effective as of the quarter ended June 30, 2015, Post has changed its reportable segments to the following: Post Consumer Brands, Michael Foods Group, Active Nutrition and Private Brands.

The following tables present adjusted information about Post’s reportable segments, including the presentation aligned with Post’s segment reporting structure as described above, for the historical periods of the fiscal quarters ended December 31, 2014 and March 31, 2015.

	Quarter Ended
	December 31, 2014	March 31, 2015
Net Sales
Post Consumer Brands	$217.5	$243.9
Michael Foods Group	599.3	550.3
Active Nutrition	130.4	134.6
Private Brands	127.8	124.9
Eliminations	(1.1)	(1.0)
Total	$1,073.9	$1,052.7
Segment Profit (Loss)
Post Consumer Brands	$37.6	$50.8
Michael Foods Group	42.1	39.8
Active Nutrition	(6.3)	(4.5)
Private Brands	6.9	10.4
Total segment profit	80.3	96.5
General corporate expenses and other	39.4	46.8
Interest expense	60.1	59.8
Other expense, net	54.6	28.8
Loss before Income Taxes	$(73.8)	$(38.9)

HISTORICAL RECONCILIATION OF NET EARNINGS (LOSS) TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Quarter Ended
	December 31, 2014	March 31, 2015
Net (Loss) Earnings	$(97.3)	$30.5
Income tax provision (benefit)	23.5	(69.4)
Interest expense, net	60.1	59.8
Depreciation and amortization	63.1	63.2
Non-cash stock-based compensation	6.3	10.4
Transaction costs	5.0	1.7
Integration costs	2.1	2.8
Restructuring and plant closure costs	0.8	3.8
Non-cash mark-to-market adjustments and settlements on interest rate swaps	54.6	28.8
Loss on assets held for sale	7.1	15.4
Gain on change in fair value of acquisition earn-out	(0.7)	—
Mark-to-market adjustments on commodity hedges	(2.0)	0.6
Inventory valuation adjustments on acquired businesses	3.2	—
Gain from insurance proceeds	—	(1.0)
Foreign currency loss on intercompany loans	1.4	2.7
Purchase price adjustment	—	(0.2)
Spin-Off costs/post Spin-Off non-recurring costs	0.4	0.1
Adjusted EBITDA	$127.6	$149.2
Adjusted EBITDA as a percentage of Net Sales	11.9%	14.2%

HISTORICAL RECONCILIATION OF SEGMENT PROFIT (LOSS) TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED DECEMBER 31, 2014
(in millions)

	Post Consumer Brands	Michael Foods Group	Active Nutrition	Private Brands	Corporate/ Other	Total
Segment Profit (Loss)	$37.6	$42.1	$(6.3)	$6.9	$—	$80.3
General corporate expenses and other	—	—	—	—	(39.4)	(39.4)
Operating Profit (Loss)	37.6	42.1	(6.3)	6.9	(39.4)	40.9
Depreciation and amortization	12.2	36.6	6.9	6.0	1.4	63.1
Non-cash stock-based compensation	—	—	—	—	6.3	6.3
Transaction costs	—	—	—	—	5.0	5.0
Integration costs	—	—	2.0	—	0.1	2.1
Restructuring and plant closure costs	—	—	—	—	0.8	0.8
Loss on assets held for sale	—	—	—	—	7.1	7.1
Gain on change in fair value of acquisition earn-out	—	—	—	—	(0.7)	(0.7)
Mark-to-market adjustments on commodity hedges	—	(7.1)	—	—	5.1	(2.0)
Inventory valuation adjustments on acquired businesses	—	—	1.9	1.3	—	3.2
Foreign currency loss on intercompany loans	—	0.8	0.2	0.1	0.3	1.4
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	—	0.4	0.4
Adjusted EBITDA	$49.8	$72.4	$4.7	$14.3	$(13.6)	$127.6
Adjusted EBITDA as a percentage of Net Sales	22.9%	12.1%	3.6%	11.2%	—	11.9%

HISTORICAL RECONCILIATION OF SEGMENT PROFIT (LOSS) TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED MARCH 31, 2015
(in millions)

	Post Consumer Brands	Michael Foods Group	Active Nutrition	Private Brands	Corporate/ Other	Total
Segment Profit (Loss)	$50.8	$39.8	$(4.5)	$10.4	$—	$96.5
General corporate expenses and other	—	—	—	—	(46.8)	(46.8)
Operating Profit (Loss)	50.8	39.8	(4.5)	10.4	(46.8)	49.7
Depreciation and amortization	12.0	36.5	6.9	6.5	1.3	63.2
Non-cash stock-based compensation	—	—	—	—	10.4	10.4
Transaction costs	—	—	—	—	1.7	1.7
Integration costs	—	—	1.5	—	1.3	2.8
Restructuring and plant closure costs	—	—	—	—	3.8	3.8
Loss on assets held for sale	—	—	—	—	15.4	15.4
Mark-to-market adjustments on commodity hedges	—	1.0	—	—	(0.4)	0.6
Gain from insurance proceeds	—	(1.0)	—	—	—	(1.0)
Foreign currency loss on intercompany loans	—	1.4	0.2	—	1.1	2.7
Purchase price adjustment	—	—	—	—	(0.2)	(0.2)
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	—	0.1	0.1
Adjusted EBITDA	$62.8	$77.7	$4.1	$16.9	$(12.3)	$149.2
Adjusted EBITDA as a percentage of Net Sales	25.7%	14.1%	3.0%	13.5%	—	14.2%